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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-30729, 33-41417, 33-41475, and 33-51298), and on Form S-8 (Nos. 2-92085, 33-44044,
33-45365, 33-46779, 33-51445, 33-51579, 33-53815, 33-53819, 33-62043, 33-62045,
333-12583, 333-12589, 333-12591 and 333-13219) of Westinghouse Electric
Corporation of our report appearing on page 28 of this Form 10-K/A, dated February 12, 1996, except for the restatements discussed in notes 1, 3, and 24, for which the dates are March 31, 1996, November 13, 1996, and July 11, 1997.

LOGO
Price Waterhouse LLP
Pittsburgh, Pennsylvania
July 11, 1997

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